EXHIBIT 23.2

                     SHATSWELL, MacLEOD & COMPANY, P.C.
                        CERTIFIED PUBLIC ACCOUNTANTS

                               83 PINE STREET
                   WEST PEABODY, MASSACHUSETTS 01960-3635
                          TELEPHONE (978) 535-0206
                          FACSIMILE (978) 535-9908


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Slade's Ferry Bancorp


      We hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement on Form S-8.



                                       /s/ Shatswell, MacLeod & Company, P.C.
                                       SHATSWELL, MacLEOD & COMPANY, P.C.


April 7, 1998
West Peabody, Massachusetts